AMENDMENT TO THE GEHL COMPANY
RETIREMENT INCOME PLAN “B”
April 27, 2007

Section 2.01(p) of Plan B be and it hereby is amended by the deletion of the last sentence thereof effective as of January 1, 2007.

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